UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2017

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
As previously disclosed in a Current Report on Form 8-K furnished on April 27, 2017, Marathon Petroleum Corporation (“MPC”) completed the contribution of certain terminal, pipeline and storage assets to its sponsored master limited partnership, MPLX LP, on March 1, 2017. In connection with the contribution of these terminal, pipeline and storage assets to MPLX LP, MPC revised its segment reporting presentation in the first quarter of 2017. In previous periods, these terminal, pipeline and storage assets were presented as part of MPC's Refining & Marketing segment. In the revised segment reporting presentation, they are presented in MPC’s Midstream segment. Comparable prior period information in the Marathon Petroleum Corporation First Quarter 2017 Investor Relations Packet (the “Investor Relations Packet”) has been recast to reflect MPC’s revised segment presentation. The results for the pipeline and storage assets were recast effective January 1, 2015 and the results for the terminal assets were recast effective April 1, 2016. Prior to these dates these assets were not considered businesses for accounting purposes and therefore there are no financial results from which to recast segment results. The Investor Relations Packet is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Investor Relations Packet can be found on the Investor Relations page of the MPC website at www.marathonpetroleum.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Marathon Petroleum Corporation First Quarter 2017 Investor Relations Packet

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: May 1, 2017	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer

Index to Exhibits

Exhibit Number	Description

99.1	Marathon Petroleum Corporation First Quarter 2017 Investor Relations Packet